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                                                                    EXHIBIT 11


COMPUTATION OF NET EARNINGS AND SHARES
USED IN ARRIVING AT NET EARNINGS PER SHARE
THREE MONTHS ENDED SEPTEMBER 30, 1996


                                                      Primary and Fully Diluted

                                                         Three Months Ended
                                                         September 30, 1996
                                                         ------------------

Earnings:

Net earnings                                             $      1,052,863
                                                         ----------------
Less:  Dividends on preferred stock                                   ---
                                                         ----------------
Net earnings applicable to common stock                  $      1,052,863
                                                         ================
Computation of weighted number of shares outstanding:

Shares outstanding on a diluted basis
                                                               5,455,300
                                                         ================